UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2017

United Development Funding Income Fund V

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55612	46-3890365
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 Municipal Way, Suite 200, Grapevine, Texas

76051

(Address of principal executive offices)

(Zip Code)

(214) 370-8960

(Registrant’s telephone number, including area code)

1301 Municipal Way, Suite 100, Grapevine, Texas

76051

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On November 28, 2017, United Development Funding, L.P., United Development Funding II, L.P., United Development Funding III, L.P., United Development Funding IV, United Development Funding Income Fund V, United Mortgage Trust, United Development Funding Land Opportunity Fund, L.P., and United Development Funding Land Opportunity Fund Investors, L.L.C. (collectively, the “Plaintiffs” or “UDF Funds”) filed a lawsuit in the County Court of Dallas County, Texas against J. Kyle Bass (“Bass”) and Hayman Capital Management, L.P., Hayman Offshore Management, Inc., Hayman Capital Master Fund, L.P., Hayman Capital Partners, L.P., Hayman Capital Offshore Partners, L.P., and Hayman Investments, LLC, all of which are hedge fund entities believed to be under the control of Bass (collectively with Bass, the “Defendants” or the “Bass Entities”). A copy of the Plaintiffs’ complaint can be found at the County Court of Dallas County, Texas website (https://courtsportal.dallascounty.org/DALLASPROD), using the Case No. CC-17-06253-B.

The lawsuit alleges claims against Defendants for business disparagement, interference with contract, interference with prospective economic advantage and civil conspiracy. In general, the UDF Funds allege that the Bass Entities made false and disparaging statements – first anonymously on a third-party website and later in their own name on a proprietary website – about the business of the UDF Funds in order to destroy the UDF Funds’ business. The UDF Funds further allege that the Bass Entities profited from the resulting damage to the business of the UDF Funds because the Bass Entities had, prior to the publication of the false statements, established a large short position in the UDF Funds.

The UDF Funds allege that the false and disparaging statements include statements designed to convey that the UDF Funds were a Ponzi scheme, that the UDF Funds had no genuine ability to carry on their business, that the UDF Funds’ insolvency would render their shares virtually worthless, that the UDF Funds’ real estate developments were not genuine developments, that the UDF Funds’ largest borrower was not an arm’s-length borrower and was also insolvent, and that investor proceeds were being misappropriated. The UDF Funds allege that all of these assertions were false and that, in truth, the UDF Funds were a family of successful real estate investment funds engaged in genuine real estate development with arm’s-length borrowers with a long track record of real estate development.

The lawsuit alleges that the UDF Funds suffered damage because the false statements of the Defendants caused, among other things, a sudden and severe loss of credit and reduction in capital that the UDF Funds relied on to carry on their business of lending to real estate developers for use in land acquisition and single-family home developments. The Plaintiffs seek damages for the loss of income that they suffered as a consequence, as well as damages for various other injuries and other costs caused by the false statements. However, no assurances can be given that the Plaintiffs will receive any damages as a result of the lawsuit, nor can any assurances be given regarding a timeframe for a resolution of the lawsuit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Development Funding Income Fund V

Dated: November 29, 2017	By:	/s/ Hollis M. Greenlaw
Hollis M. Greenlaw
Chief Executive Officer